Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cision Ltd. of our report dated April 11, 2017 relating to the financial statements of Canyon Holdings S.à r.l., which appears in Capitol Acquisition Holding Company Ltd.’s Registration Statement on Form S-4 (No. 333-217256) dated June 15, 2017.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 5, 2017